Exhibit 4.32

[Note: Translation from the original agreement written in Chinese]

Amendment to the Equity Interests Pledge Agreement

This Amendment was executed on August 15, 2013 in Beijing by the following parties:

Pledgee: eLongNet Information Technology (Beijing) Co., Ltd.

Address: 10 Jiuxianqiao Middle Road, Chaoyang District, Beijing

Legal Representative: Guangfu Cui

Pledgor: Guangfu Cui

Address: No.1, XiangHongqi Street, Haidian District, Beijing

ID No.: []

Each party hereto shall be referred to as a “Party” and together the “Parties”.

WHEREAS,

Whereas:

1.	On December 26, 2012, Pledgor and Pledgee entered into the Equity Interests Pledge Agreement (the “Pledge Agreement”), and pursuant to the Pledge Agreement, Pledgor has pledged all his equity interest to Pledgee.

2.	Due to the development of the business, on July 31, 2013, eLong Information Technology Co., Ltd. increased the registered capital of Beijing Media from RMB1,000,000 to RMB30,000,000.

NOW THEREFORE, Party A and Party B hereby agree to amend certain terms of the Pledge Agreement as set forth below:

1.	As Pledgor Guangfu Cui’s equity interest in Beijing Media has changed from 50% to 1.67%, therefore the corresponding descriptions of the shareholding of Pledgor in the Pledge Agreement are hereby changed to 1.67%.

2.	Other than the amendment noted above, no other changes are made to the Pledge Agreement.

3.	This Amendment shall be effective as of the date first set forth above, and shall constitute an integral part of the Pledge Agreement. In the event of any conflict between the terms of this Amendment and the Pledge Agreement, the terms of this Amendment shall prevail. Matters not explicitly set forth in this Amendment shall be governed by the Pledge Agreement.

4.	This Amendment is in duplicate and each Party holds one copy. Each original has the same legal effect.

[No text hereunder]

Exhibit 4.32

[Signature page of Amendment to Equity Interests Pledge Agreement]

Pledgee: eLongNet Information Technology (Beijing) Co., Ltd.

Signature of Authorized Representative:	/s/ Guangfu Cu

Official Seal:	/s/ [seal of eLongNet Information Technology (Beijing) Co., Ltd.]

Pledgor:	Guangfu Cui
Signature:	/s/ Guangfu Cui